10.55

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of September 30, 2011, is made by and among CYBERDEFENDER CORPORATION, a Delaware corporation (the “Borrower”), GR MATCH LLC, a Delaware limited liability company (“Senior Lender”) and Sean P. Downes (“Subordinated Party”).

WHEREAS, the Borrower and Senior Lender are parties to that certain Loan and Securities Purchase Agreement dated as of March 31, 2010 (the “Loan Agreement”) pursuant to which the Senior Lender has loaned certain funds to the Borrower;

WHEREAS, the Borrower and Senior Lender are parties to that certain Revolving Credit Agreement dated December 7, 2010 and effective December 3, 2010 (the “Revolving Credit Loan Agreement”) pursuant to which the Senior Lender has advanced certain funds to the Borrower;

WHEREAS, the Borrower and Senior Lender entered into that certain Loan Modification Agreement dated February 25, 2011 (the “Loan Modification Agreement”) pursuant to which the Borrower and Senior Lender agreed to modify the indebtedness of Borrower pursuant to the Revolving Credit Loan Agreement;

WHEREAS, the Borrower and Senior Lender entered into that certain Media and Marketing Services Agreement dated as of July 19, 2011 (the “Media Services Agreement”) pursuant to which the Senior Lender has made and will make certain financial accommodations to the Borrower;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement dated as of September [XX], 2011 (the Securities Purchase Agreement”) Subordinated Party has made or will make certain loans to the Borrower on the terms set forth in the Securities Purchase Agreement; and

WHEREAS, Subordinated Party has agreed to the subordination of such indebtedness of the Borrower to the Subordinated Party to the indebtedness of the Borrower to the Senior Lender, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1    Definitions; Interpretation.

(a)  Terms Defined in Senior Lender Loan Documents.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Senior Lender Loan Documents (as defined below).

(b)   Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Borrower” has the meaning set forth in the preamble hereto.

 “Insolvency Events” has the meaning set forth in Section 3.

“Permitted Junior Securities” means (i) debt securities that are subordinated to all of the Senior Debt to at least as great an extent as the Subordinated Debt is subordinated to the Senior Debt or (ii) equity interests.  Such debt securities and equity interests may be issued only to the Subordinated Parties, while the Borrower is in bankruptcy, in a manner consistent with the Bankruptcy Code requirements governing plan confirmation, in an amount not to exceed $2,400,000.

“Senior Debt” means the obligations of the Borrower to Senior Lender under or in connection with the Senior Lender Loan Documents.

“Senior Lender” has the meaning set forth in the recitals hereto.

“Senior Lender Loan Documents” shall mean all documents and notes with respect to the Loan Agreement, the Revolving Credit Loan Agreement, the Loan Modification Agreement and the Media Services Agreement.

“Subordinated Debt” means, with respect to Subordinated Party, all indebtedness of Borrower owing to Subordinated Party in respect of any and all loans made by such Subordinated Party to the Borrower whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by Borrower to Subordinated Party, under or in connection with the Securities Purchase Agreement and any documents or instruments related thereto, including without limitation any amendments, increases in loans made or additional extensions of credit thereunder.

“Subordinated Debt Payment(s)” means any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character for or on account of the Subordinated Debt (excluding distribution of Permitted Junior Securities).

(c)   Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2    Subordination to Payment of Senior Debt.  All Subordinated Debt Payments and Permitted Junior Securities shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Senior Debt.

SECTION 3    Subordination Upon Any Distribution of Assets of the Borrower.  In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of the Borrower, or otherwise (such events, collectively, the “Insolvency Events”):  (i) all amounts owing on account of the Senior Debt shall first be paid in full in cash or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which a Subordinated Party would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Senior Lender for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lender in respect of such Senior Debt.

SECTION 4    Payments on Subordinated Debt.

(a)   Permitted Payments.  So long as no unwaived Event of Default has occurred and is continuing with respect to the Senior Debt, Borrower may make, and Subordinated Party shall be entitled to accept and receive, any payments on account of the Subordinated Debt in the ordinary course of business in accordance with the terms of the Securities Purchase Agreement provided, however, that in no event shall Borrower make any prepayment of the Subordinated Debt, in any amount, without the prior written consent of Senior Lender.

(b)  No Payment Upon Senior Debt Defaults.  Upon the occurrence and during the continuance of any unwaived Event of Default with respect to any Senior Debt and the receipt by the Borrower and Subordinated Party of written notice from Senior Lender of an Event of Default, the Borrower shall not make, and Subordinated Party shall not accept or receive, any Subordinated Debt Payment or Permitted Junior Securities.

SECTION 5    Subordination of Remedies.  As long as any portion of the Senior Debt shall remain outstanding and unpaid, following the occurrence and during the continuance of any Event of Default with respect to the Senior Debt and the receipt by the Borrower and each Subordinated Party of written notice from Senior Lender, Subordinated Party shall not, without the prior written consent of Senior Lender:

(a)  accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of Borrower owing to Subordinated Party;

(b)   exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c)   exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of Borrower to any Subordinated Party; or

(d)   commence, or cause to be commenced, or join with any creditor other than Senior Lender in commencing, any bankruptcy, insolvency, or receivership proceeding against the Borrower.

SECTION 6    Payment Over to Senior Lender.  In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments or Permitted Junior Securities shall be received in contravention of Section 3, 4, or 5 by Subordinated Party before all Senior Debt is paid in full in cash or cash equivalents, such Subordinated Debt Payments and Permitted Junior Securities shall be held in trust for the benefit of Senior Lender and shall be paid over or delivered to Senior Lender for application to the payment, in full, in cash or cash equivalents of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, after giving effect to any concurrent payments or distributions to Senior Lender in respect of the Senior Debt.

SECTION 7    Authorization to Senior Lender.  If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to the Borrower or its property that constitutes an Event of Default under the Senior Debt:  (i) Senior Lender hereby is irrevocably authorized and empowered (in the name of each Subordinated Party or otherwise), to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt on the terms and conditions provided herein and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Lender hereunder but in no event shall Senior Lender have any obligation to take any such actions; and (ii) Subordinated Party shall promptly take such action as Senior Lender reasonably may request to effectuate the provisions of this Agreement (A) to collect the Subordinated Debt for the account of Senior Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Senior Lender such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt consistent with the terms of this Agreement, and (C) to collect and receive any and all Subordinated Debt Payments as provided herein until the Senior Debt is paid in full.

SECTION 8    Certain Agreements of Subordinated Party.

(a)   Acknowledgment of the Risks.  The Subordinated Party acknowledges and agrees that:

1.      either alone or together with its representatives, it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subordinated Debt;

2.      it is able to bear the economic risk of an investment in the Subordinated Debt and, at the present time, is able to afford a complete loss of such investment;

3.      it has so evaluated the merits and risks of such investment, and acknowledges that the Senior Lender has not made any representations or warranties regarding any future actions it may take pursuant to its rights under the Senior Lender Loan Documents;

4.      it has been afforded access and the opportunity to obtain all financial and other information concerning the Borrower that the Subordinated Party desires (including the opportunity to meet with the Borrower’s executive officers, either in person or telephonically); and

5.      it has had the opportunity to review copies of the SEC Documents and the contents thereof, including, without limitation, the risk factors contained in the Annual Report, and there is no further information about the Borrower that the Subordinated Party desires in determining whether to acquire the Subordinated Debt.

(b)   Subordinated Party understands that there are various agreements between Senior Lender and the Borrower evidencing and governing the Senior Debt, and Subordinated Party acknowledges and agrees that such agreements are not intended to confer any benefits on Subordinated Party (other than as expressly set forth therein) and that Senior Lender shall not have any obligation to Subordinated Party or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(c)   No Interference.  Subordinated Party acknowledges that Borrower has granted to Senior Lender, security interests in all of such Borrower’s assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Senior Lender in accordance with applicable law and the terms of the Senior Lender Loan Documents.

(d)   Reliance by Senior Lender.  Subordinated Party acknowledges and agrees that Senior Lender has relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in consenting to the loans by the Subordinated Parties to Borrower entering under the Securities Purchase Agreement or other financial accommodations thereunder.

(e)   Obligations of Borrower Not Affected.  Subordinated Party hereby agrees that at any time and from time to time, without notice to or the consent of Subordinated Party, without incurring responsibility to Subordinated Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Senior Lender hereunder: (i) the time for Borrower’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by Senior Lender; (ii) the agreements of Borrower, under the Loan Documents may from time to time be modified by Borrower and Senior Lender for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of the Borrower and Senior Lender thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part, all in accordance with the terms of the Loan Documents; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by the Borrower and Senior Lender; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Senior Lender may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the Borrower, any other Person, or with respect to any Collateral may be exercised by Senior Lender (or Senior Lender may waive or refrain from exercising such rights).

(f)    Rights of Senior Lender Not to Be Impaired.  No right of Senior Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by the Borrower or Senior Lender hereunder or under or in connection with the Senior Lender Loan Documents or by any noncompliance by the Borrower with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof Senior Lender may have or otherwise be charged with.

(g)   Financial Condition of the Borrowers.  Subordinated Party shall not have any right to require Senior Lender to obtain or disclose any information with respect to:  (i) the financial condition or assets or liabilities of the Borrower or the ability of the Borrower to pay the Senior Debt or perform its obligations under the Senior Lender Loan Documents; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Senior Lender or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

SECTION 9    Subrogation.

(a)   Subrogation.  Subordinated Party hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Senior Debt, it shall waive any claims and shall not exercise any right or remedy, direct or indirect, arising by way of subrogation or otherwise under this Agreement, against the Borrower.

(b)   Payments Over to the Subordinated Parties.  If any payment or distribution to which Subordinated Party would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, Subordinated Party shall be entitled to receive from Senior Lender Subordinated Party’s share of any payments or distributions received by Senior Lender in excess of the amount sufficient to pay in full in cash all amounts payable under or in respect of the Senior Debt.  If any such excess payment is made to Senior Lender, Senior Lender shall promptly remit such excess to the Subordinated Parties and until so remitted shall hold such excess payment for the benefit of Subordinated Party.

SECTION 10  Continuing Agreement; Reinstatement.

(a)   Continuing Agreement.  This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Borrower and Subordinated Party until payment and performance in full in cash of the Senior Debt.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Borrower.

(b)   Reinstatement.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of the Borrower shall be rescinded or must otherwise be restored by Senior Lender, whether as a result of an Insolvency Event or otherwise.

SECTION 11  Obligations of the Borrower Not Affected.  The provisions of this Agreement are intended solely for the purpose of defining the relative rights of Subordinated Party, on the one hand, and of the Senior Lender, on the other hand, with respect to the obligations of the Borrower to the Senior Lender and the Subordinated Party.  Nothing contained in this Agreement shall (i) impair, as between Subordinated Party and the Borrower, the obligation of the Borrower to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of Subordinated Party against the Borrower, on the one hand, and of the other creditors (other than Senior Lender) of the Borrower against the Borrower, on the other hand.

SECTION 12  Further Assurances and Additional Acts.  Each Subordinated Party shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Senior Lender reasonably shall deem necessary to effectuate the purposes of this Agreement, and promptly provide Senior Lender with evidence of the foregoing reasonably satisfactory to Senior Lender.

SECTION 13  Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission or electronic mail) and shall be mailed, sent, or delivered to the addresses of the Senior Lender or Subordinated Party (as set forth on the records of the Borrower) and to the Borrower at its principal office.

SECTION 14  No Waiver; Cumulative Remedies.  No failure on the part of Senior Lender to exercise, and no delay by Senior Lender in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights and remedies of the Senior Lender under this Agreement and the Senior Lender Loan Documents are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Senior Lender provided by law.

SECTION 15  Survival.  All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement and continue in full force and effect so long as any Senior Debt remains unpaid.

SECTION 16  Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Subordinated Party, Senior Lender and the Borrower and their respective successors and assigns.

SECTION 17  Governing Law; Jurisdiction; Consent to Service of Process.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT SENIOR LENDER AND EACH SUBORDINATED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SENIOR LENDER, THE BORROWER AND EACH SUBORDINATED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN THOSE COURTS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  SENIOR LENDER, THE BORROWER AND EACH SUBORDINATED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  SENIOR LENDER, THE BORROWER AND EACH SUBORDINATED PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 18  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19  Specific Performance.  Senior Lender is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when Subordinated Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Subordinated Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

SECTION 20  Subordination Legend.  Subordinated Party and the Borrower shall cause any instrument or note evidencing the Subordinated Debt to be endorsed with the following legend:

"The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated as of July __, 2011, by and among the maker hereof, and ___________.”

Subordinated Party and the Borrower shall each further mark its books of account in such manner as shall be effective to give proper notice of the effect of this Agreement.

SECTION 21  Each Subordinated Party and the Company shall each further mark its books of account in such manner as shall be effective to give proper notice of the effect of this Agreement.

SECTION 22  Conflicts.  In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 23  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24  Expenses.  Subordinated Party and the Borrower severally (but not jointly) agrees to pay, upon demand, to Senior Lender the amount of any and all reasonable expenses, including without limitation reasonable attorneys’ fees, expenses, and disbursements, which Senior Lender may incur in connection with the exercise or enforcement of any of its rights or interests hereunder with respect to Subordinated Party or the Borrower.

SECTION 25  Counterparts.  This Agreement may be executed in one or more counterparts, each of shall be deemed an original and all of which taken together shall constitute one and the same agreement.

SECTION 26  Termination of Agreement.  Upon payment and performance in full in cash of the Senior Debt, including the full and final termination of any commitment to extend any financial accommodations under the Media Services Agreement, this Agreement shall terminate and Senior Lender shall promptly execute and deliver to Subordinated Party such documents and instruments as shall be reasonably necessary to evidence such termination.

SECTION 27  Consent to Subordinated Debt.  Subject to the terms of this Agreement, but notwithstanding anything to the contrary in the other Senior Lender Loan Documents, the Senior Lender (on behalf of itself and its affiliates) consents to the Subordinated Debt and the entry and performance by the Borrower and its affiliates of the Securities Purchase Agreement (and related documents), and no default or Event of Default under the Senior Debt shall be deemed to have occurred as a result thereof. To the extent of any inconsistency between this Agreement and the Securities Purchase Agreement (and any related agreements including amendments and modifications), the terms of this Agreement shall control and such Securities Purchase Agreement and related agreements shall be deemed to have been amended to be consistent with this Agreement.

[Signature page follows]

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.

BORROWER:

CYBERDEFENDER CORPORATION
a Delaware corporation

By:	/S/Kevin Harris
Name: Kevin Harris
Title: Interim Chief Executive Officer and Chief Financial Officer

SUBORDINATED PARTY

/S/ Sean Downes

Name: Sean P. Downs

SENIOR LENDER

GR MATCH LLC

By:	/S/B. Van de Bunt
Name:	Ben Van de Bunt
Title:	Co-CEO, Guthy Renker